Exhibit 99.1

Farmer Bros. Co. Fourth Quarter and Fiscal 2013 Results and
Form 10-K Filing Delayed Further

TORRANCE, Calif.--(GLOBE NEWSWIRE)--September 30, 2013--Farmer Bros. Co. (NASDAQ: FARM) (the "Company"), a manufacturer, wholesaler and distributor of coffee, tea and culinary products, today announced that the reporting of its financial results for the fourth quarter and fiscal year ended June 30, 2013 and the filing of its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 (the “Form 10-K”), will be further delayed beyond the extension afforded by Rule 12b-25 of the Securities Exchange Act of 1934, as amended.

As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the "SEC") on September 11, 2013, the Audit Committee of the Board of Directors of the Company determined that the Company’s consolidated financial statements for the fiscal years ended June 30, 2012, 2011 and 2010, and the quarters therein, as well as the quarters ended March 31, 2013, December 31, 2012 and September 30, 2012, should no longer be relied upon because of certain errors in the calculation the Company’s postretirement benefit obligations as further described therein. On September 13, 2013, the Company filed Form 12b-25, Notification of Late Filing, with the SEC seeking relief pursuant to Rule 12b-25(b) because of delays in obtaining and compiling the financial data necessary to complete the restatement and prepare the Company’s financial statements for the fiscal year ended June 30, 2013. The Company had expected to file the Form 10-K, including the restated financial statements, by no later than the fifteenth calendar day following the prescribed deadline, or September 30, 2013.

Today the Company announced that it is further delayed in obtaining and compiling the financial data necessary to complete the restatement and prepare the Company’s financial statements for the fiscal year ended June 30, 2013. As a result of the Company’s failure to timely file the Form 10-K with the SEC by September 30, 2013, the Company is not in compliance with the continued listing requirements of NASDAQ Listing Rule 5250(c)(1), which requires, in pertinent part, that the Company timely file all required periodic reports and other documents with the SEC. The Company is working diligently on this matter and intends to announce its fourth quarter and fiscal 2013 results and file the Form 10-K as soon as practicable.

Forward-Looking Statements

Certain statements contained in this press release are not based on historical facts and are forward-looking statements within the meaning of federal securities laws and regulations. These statements are based on management's current expectations, assumptions, estimates and observations of future events and include any statements that do not directly relate to any historical or current fact. These forward-looking statements can be identified by the use of words like "anticipates," "estimates," "projects, " "expects, " "plans, " "believes, " "intends, " "will, " "assumes" and other words of similar meaning. These forward-looking statements include statements regarding the Company's intent to restate certain prior period financial statements and the errors that resulted in the decision that these historical financial statements could no longer be relied upon. There can be no assurance that the Company's Board of Directors, Audit Committee, management or independent registered public accounting firm will not reach conclusions regarding the impact of the restatement that are different from management's current estimates or identify additional issues in connection with the restatement or that these issues will not require additional corrections to the Company's prior period financial statements. These statements are subject to risks and uncertainties which may cause actual results to differ materially from those stated in this press release. These risks and uncertainties include the risk that additional information may become available in preparing and auditing the financial statements which would require the Company to make additional corrections, the cost, time and effort required to complete the restatement of the financial statements, the ramifications of the Company's inability to timely file periodic and other reports with the SEC, including potential delisting of the Company's common stock on NASDAQ and the risk of litigation or governmental investigations or proceedings relating to these matters. Certain risks and uncertainties related to our business are or will be described in greater detail in our filings with the SEC. Owing to the uncertainties inherent in forward-looking statements, actual results could differ materially from those set forth in forward-looking statements. The Company intends these forward-looking statements to speak only at the time of this press release and does not undertake to update or revise these statements as more information becomes available except as required under federal securities laws and the rules and regulations of the SEC.

About Farmer Bros. Co.

Founded in 1912, Farmer Bros. Co. is a manufacturer, wholesaler and distributor of coffee, tea and culinary products. The Company is a direct distributor of coffee to restaurants, hotels, casinos, offices, quick service restaurants (“QSR's”), convenience stores, healthcare facilities and other foodservice providers, as well as private brand retailers in the QSR, grocery, drugstore, restaurant, convenience store, and independent coffee house channels. The Company's product lines include roasted coffee, liquid coffee, coffee-related products such as coffee filters, sugar and creamers, assorted iced and hot teas, cappuccino, cocoa, spices, gelatins and puddings, soup bases, dressings, gravy and sauce mixes, pancake and biscuit mixes, and jellies and preserves. The Company's primary brands include Farmer Brothers®, Artisan Collection by Farmer Brothers™, Superior®, Metropolitan™ by Farmer Brothers, Cain's® and McGarvey®. For more information, visit: www.farmerbros.com.

Source: Farmer Bros. Co.
Mark Nelson (310) 787-5241